DEFINITIVE PROXY STATEMENT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934 (Amendment No.    )

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WIND RIVER SYSTEMS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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500 WIND RIVER WAY

ALAMEDA, CA 94501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2006

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Wind River Systems, Inc. The Annual Meeting will be held on Wednesday, June 14, 2006, at 9:00 a.m. local time at Wind River’s headquarters located at 500 Wind River Way, Alameda, California. The items of business are:

1.	The election of our Board of Directors; and

2.	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2007.

In addition, we may transact such other business as may properly come before the Annual Meeting or any continuations, adjournments or postponements of the Annual Meeting. We are not aware of any other business to come before the Annual Meeting.

These items of business are more fully described in the Proxy Statement, which accompanies this Notice of Annual Meeting. Please read this Proxy Statement carefully.

Only stockholders of record at the close of business on April 17, 2006 are entitled to vote at the Annual Meeting. This Notice, the Proxy Statement and the Annual Report are first being mailed to stockholders on or about May 1, 2006. Whether or not you plan to attend the Annual Meeting, please vote using the Internet or the telephone, or complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. The Proxy Statement describes the proxy voting in more detail.

We encourage you to sign up for electronic delivery of future Wind River annual reports and proxy materials in order to conserve natural resources and help us save costs in producing and distributing these materials. If you wish to receive our annual report and proxy materials electronically next year, please follow the instructions contained on the enclosed proxy card or visit our investor relations website at http://ir.windriver.com.

By Order of the Board of Directors,

Michael W. Zellner
Secretary

Alameda, California

May 1, 2006

PROXY STATEMENT FOR

2006 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2006

INFORMATION CONCERNING SOLICITATION

The enclosed proxy is solicited on behalf of the Board of Directors of Wind River Systems, Inc. (“Wind River”) for use at Wind River’s 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 14, 2006, at 9:00 a.m. local time, or at any continuations, adjournments or postponements of the Annual Meeting. The purposes of the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Wind River’s headquarters located at 500 Wind River Way, Alameda, California, 94501.

This Proxy Statement and the accompanying form of proxy card are being mailed beginning on or about May 1, 2006, to stockholders entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K for the year ended January 31, 2006, which includes consolidated financial statements, is being mailed with this Proxy Statement. Stockholders may obtain, for the cost of copying, a copy of any exhibits to our Form 10-K by writing to Wind River Systems, Inc., 500 Wind River Way, Alameda, California 94501, Attention: Secretary.

Our telephone number is (510) 748-4100, and our Internet address is http://www.windriver.com.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Who may vote?	You may vote at the Annual Meeting if you owned your shares as of the close of business on April 17, 2006, which is referred to as the “Record Date.”

As of the Record Date, we had a total of 85,575,247 shares of common stock (the “Common Stock”) outstanding, which were held of record by 645 stockholders. As of the Record Date, we had no shares of preferred stock outstanding.

You are entitled to one vote for each share of our Common Stock that you own.

How do I vote my proxy?	If your shares of Common Stock are held by a broker, bank or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your Common Stock by:

•	voting via the Internet;

•	voting by telephone; or

•	voting by mail.

Of course, even if you vote your shares by proxy, you may also choose to come to the Annual Meeting and vote your shares in person.

To Vote by Mail

Sign and return the proxy card in the enclosed postage-paid and addressed envelope. If you received more than one proxy card, your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

To Vote by Telephone

To vote by telephone through services provided by ADP Investor Communication Services, call the phone number printed on your proxy card or voting instruction form, and follow the instructions provided on each proxy card.

If you vote by telephone, you do not need to complete and mail your proxy card.

To Vote over the Internet	To vote over the Internet through services provided by ADP Investor Communication Services, log on to the Internet at: http://www.proxyvote.com and follow the instructions at that site.

If you vote on the Internet, you do not need to complete and mail your proxy card.

To Vote in Person at the Annual Meeting

If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting.

If your shares are held in the name of your broker or other nominee, you are considered the “beneficial owner” of shares held in street name. If you wish to vote at the Annual Meeting, you will need to bring with you to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

Wind River 401(k) Plan Participants

If you are a participant in our 401(k) Plan, your proxy will incorporate all shares you own through the 401(k) Plan, assuming your shares are registered in the same name. Your proxy will serve as a voting instruction for the trustee of the 401(k) Plan. If you own shares through the 401(k) Plan and you do not vote, the plan trustee will vote those shares in the same proportion as other 401(k) Plan participants vote their 401(k) Plan shares.

How will the proxy holders vote?

If you provide instructions in your completed proxy card, the proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted “FOR” the election of all of the directors listed in Proposal One and “FOR” Proposal Two.

What matters are being presented at the Annual Meeting?	We are not aware of any matters to be presented at the Annual Meeting other than those described in the Notice of Meeting and this Proxy Statement.

Will the proxy holders have discretionary voting power?

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned or postponed, the proxy holders can vote your shares on the new Annual Meeting date as well, unless you have subsequently revoked your proxy.

How can I change my vote?	If you are a holder of record and would like to change your vote you can do so in the following ways:

•	deliver written notice of your revocation to our Secretary prior to the Annual Meeting;

•	deliver a properly executed, later dated proxy prior to the Annual Meeting; or

•	attend the Annual Meeting and vote in person.

Please note that your attendance at the Annual Meeting in and of itself is not enough to revoke your proxy.

If your shares are held by a broker, bank or other nominee, you must contact them in order to find out how to change your vote.

Who is paying the cost of this proxy solicitation?

We will pay the cost of this proxy solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this.

What constitutes a quorum for the Annual Meeting?	The Annual Meeting will be held if a majority of our outstanding shares of Common Stock entitled to vote at the Annual Meeting are represented in person or by proxy.

What are the recommendations of the Board of Directors?	Our Board of Directors recommends that you vote:

•	“FOR” the re-election of John C. Bolger, William B. Elmore, Jerry L. Fiddler, Narendra K. Gupta, Grant M. Inman, Harvey C. Jones, Kenneth R. Klein and Standish H. O’Grady as the members of our Board of Directors; and

•	“FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2007.

What vote is required for the proposals?	Directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote.

The affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

How are abstentions, withheld, and broker non-votes counted?	We treat shares that are voted “WITHHELD” or “ABSTAIN” in person or by proxy as being:

•	present for purposes of determining whether or not a quorum is present at the Annual Meeting; and

•	entitled to vote on a particular subject matter at the Annual Meeting.

Therefore a “WITHHELD” or “ABSTAIN” vote is the same as voting against a proposal that has a required, affirmative voting threshold, such as Proposal Two, but will have no effect on Proposal One, the election of our directors, who are elected by a plurality of votes.

If you hold your Common Stock through a broker, the broker may be prevented from voting shares held in your brokerage account on some proposals (a broker non-vote) unless you have given the broker voting instructions. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but do not count for or against any particular proposal.

For both proposals, your broker is entitled to vote your shares on these matters if no instructions are received by you.

What is the deadline for receipt of stockholder proposals for the 2007 Annual Meeting?

Stockholders may present proposals for action at a future annual meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (the “SEC”). Stockholder proposals, including nominations for the election of directors, which are intended to be presented by such stockholders at our 2007 Annual Meeting of Stockholders must be received by us no later than January 1, 2007 to be considered for inclusion in the proxy statement and proxy card relating to that meeting.

In addition to the SEC rules and regulations, our bylaws establish an advance notice procedure for proposals that a stockholder does not want to have included in our proxy statement relating to a meeting. Generally for these proposals, including the nomination of a person for director, a stockholder must provide written notice to our corporate secretary at least 90 days in advance of the first anniversary of the previous year’s meeting but not more than 120 days prior to that date. Moreover, your notice must contain specific information concerning the matters to be brought before the meeting. We urge you to read Article III, Section 5, of our bylaws in full in order to fully understand the requirements of bringing a proposal or nomination.

A copy of the full text of the bylaw provision relating to our advance notice procedure may be obtained by writing to our corporate secretary. All notices of proposals by stockholders, whether or not included in proxy materials, should be sent to Wind River Systems, Inc., 500 Wind River Way, Alameda, CA 94501, Attention: Secretary.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of eight members. Each director serves in office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently on our Board of Directors.

Who are the nominees?	Based upon the recommendation of our Nominating Committee, the Board proposes the election of the following directors:

•	John C. Bolger;

•	William B. Elmore;

•	Jerry L. Fiddler;

•	Narendra K. Gupta;

•	Grant M. Inman;

•	Harvey C. Jones;

•	Kenneth R. Klein; and

•	Standish H. O’Grady.

Set forth below is information about each nominee, including his age as of May 1, 2006:

John C. Bolger, 59, became a director of Wind River in February 2000 in connection with Wind River’s acquisition of Integrated Systems, Inc. From July 1993 to February 2000, Mr. Bolger was a director of Integrated Systems, Inc. Mr. Bolger is currently a private investor and is a retired Vice President, Finance and Administration, and Secretary of Cisco Systems, Inc., a networking systems company. Mr. Bolger is also a director of Cogent, Inc., a biometric systems company, Integrated Device Technology, Inc., a semiconductor manufacturer, and Mission West Properties, a real estate investment trust. He holds a B.A. in English Literature from the University of Massachusetts and an M.B.A. from Harvard University and is a certified public accountant.

William B. Elmore, 53, became a director of Wind River in August 1990. He has been a general partner of Foundation Capital, a venture capital investment firm, since 1995. From 1987 to 1995, he was a general partner of Inman & Bowman, a venture capital firm. Mr. Elmore currently serves as a director of Onyx Software, Inc., a customer relationship management software company, and several privately-held companies. Mr. Elmore holds a B.S. and an M.S. in electrical engineering from Purdue University and an M.B.A. from Stanford University.

Jerry L. Fiddler, 54, co-founded Wind River in February 1983 and has served as a director since Wind River’s inception. He also served as Chairman of the Board from February 1983 to January 2004. Mr. Fiddler served as Chief Executive Officer of Wind River from February 1983 to March 1994, and as Interim Chief Executive Officer

from April to September 1999. Prior to founding Wind River, he was a computer scientist in the Real-Time Systems Group at Lawrence Berkeley Laboratory. Mr. Fiddler is also a director of several privately-held companies. Mr. Fiddler holds a B.A. in music and photography and an M.S. in computer science from the University of Illinois.

Narendra K. Gupta, 57, became a director and Vice Chairman of Wind River in February 2000 in connection with Wind River’s acquisition of Integrated Systems, Inc. Dr. Gupta was a founder, Chairman of the Board and Chief Executive Officer of Integrated Systems, Inc., which was established in 1980 and also served as Interim President and Chief Executive Officer of Wind River from June 2003 to January 2004. Dr. Gupta currently serves as a director of Red Hat, Inc., an open source solutions software company, TIBCO Software Inc., a business integration and process management software company, and of several privately-held companies and non-profit organizations. Dr. Gupta holds a B.Tech in engineering from the India Institute of Technology, an M.S. in engineering from the California Institute of Technology and a Ph.D. in engineering from Stanford University. He was elected a Fellow of the Institute of Electrical and Electronics Engineers (IEEE) in 1991.

Grant M. Inman, 64, became a director of Wind River in June 1999. He is the founder and General Partner of Inman Investment Management, a private venture capital investment company formed in 1998. Prior to 1998, he co-founded and was General Partner of Inman & Bowman, a venture capital firm formed in 1985. Mr. Inman serves as a director of Lam Research Corporation, a semiconductor equipment manufacturer, Paychex, Inc., a payroll and human resources outsourcing services company, and is a trustee of the University of California, Berkeley Foundation. Mr. Inman holds a B.A. in economics from the University of Oregon and an M.B.A. from the University of California, Berkeley.

Harvey C. Jones, 53, became a director of Wind River in February 2004. Mr. Jones is the Chairman of the Board of Tensilica Inc., a privately-held company he co-founded in 1997. Tensilica designs and licenses application-specific microprocessors for use in high-volume embedded systems. From December 1987 through February 1998, Mr. Jones held various positions at Synopsys, Inc., where he served as Chief Executive Officer through January 1994 and as Executive Chairman of the Board until February 1998. Prior to Synopsys, Mr. Jones served as President and Chief Executive Officer of Daisy Systems Corporation, a computer-aided engineering company that he co-founded in 1981. Mr. Jones currently serves on the board of NVIDIA Corporation, a manufacturer of graphics chips, and on the boards of various privately-held companies. Mr. Jones holds a B.S. degree in mathematics and computer sciences from Georgetown University and an M.S. in management from the Massachusetts Institute of Technology.

Kenneth R. Klein, 46, has been a director of Wind River since July 2003 and in January 2004 became the Chairman of the Board, President and Chief Executive Officer of Wind River. Prior to joining Wind River, Mr. Klein was with Mercury Interactive Corporation, a software company focused on business technology optimization, where he served as Chief Operating Officer from January 2000 until December 2003. He also served at Mercury Interactive as a director from July 2000 until December 2003 and held management positions there from 1992 through 1999 including President of North American Operations and Vice President of North American Sales. Mr. Klein serves on the board of Tumbleweed Communications Corp., a provider of messaging solutions, and is a director of a privately-held company. Mr. Klein holds a B.S. in electrical engineering and biomedical engineering from the University of Southern California.

Standish H. O’Grady, 46, has been a director of Wind River since February 2004. Mr. O’Grady is a Managing Director of Granite Ventures LLC, an early-stage venture capital firm that he co-founded in 1998. He previously served in various positions with Hambrecht & Quist Group’s venture capital practice since 1986. Mr. O’Grady is currently a director of Tumbleweed Communications Corp., a provider of messaging solutions, and of several privately-held companies. Mr. O’Grady holds a B.S.E. degree in chemical engineering from Princeton University and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

What vote is required for election?

Directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote. This means that the eight nominees who receive the greatest number of votes will be elected. There are no cumulative voting rights in the election of our directors.

What vote does the Board recommend?	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE LISTED ABOVE.

How will the proxy holders vote?

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of these eight nominees. If any nominee becomes unavailable for election, the proxy holders will vote all shares represented by executed proxies for the election of any substitute nominee that the Board of Directors may recommend. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

General

The Board of Directors is responsible for supervision of the overall affairs of Wind River. The Board of Directors held five meetings during fiscal 2006. To assist it in carrying out its duties, the Board has delegated certain authority to several committees. During fiscal 2006, overall attendance at Board and committee meetings was 94% and each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board of which he was a member.

Our policy is that members of the Board of Directors are expected to attend the Annual Meeting of Stockholders. Seven directors attended the 2005 Annual Meeting of Stockholders. In the time between annual meetings, the Board has the authority under our bylaws to increase or decrease the size of the Board and fill vacancies.

Based on a review by the Board of Directors of all relevant information, the Board of Directors has determined that each of our directors, other than Messrs. Fiddler, Gupta and Klein, is not or has not been an officer or employee of Wind River in the past three years and has no relationship which, in the opinion of the Board of Directors, would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director, and that each is “independent” as defined under Rule 4200 of the listing standards of the National Association of Securities Dealers, Inc. (NASD) and the applicable rules promulgated by the SEC.

During fiscal 2006, there were five executive sessions of the independent directors.

Committees of the Board

During fiscal 2006, the Board had four standing committees:

•	an Audit Committee;

•	a Compensation Committee;

•	a Nominating Committee; and

•	a Non-Officer Stock Option Committee.

The following describes each committee, its current membership, the number of meetings held during fiscal 2006 and its function. Based on a review of the Board of Directors, all members of the Audit Committee, Compensation Committee and Nominating Committee are “independent directors” as defined in Rule 4200 of the listing standards of the NASD.

Audit Committee	The current members of the Audit Committee are John C. Bolger, Grant M. Inman and Harvey C. Jones. Mr. Bolger serves as the chairman of the Audit Committee.

The Audit Committee held six meetings during fiscal 2006.

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management regarding:

•	the conduct and integrity of our financial reporting;

•	our systems of internal accounting and financial and disclosure controls;

•	the qualifications, engagement, compensation, independence and performance of our independent registered public accounting firm, their conduct of the annual audit, and their engagement for any other services;

•	our legal and regulatory compliance;

•	our codes of ethics as established by management and the Board; and

•	the preparation of the audit committee report required by the rules of the SEC to be included in our annual proxy statement.

All of the current members of the Audit Committee: (1) meet the criteria for “independence” set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended; (2) have not participated in the preparation of the financial statements of Wind River or any of its current subsidiaries at any time during the past three years; and (3) are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

The Board adopted and approved a charter for the Audit Committee in May 2000. In April 2004, the Board amended and restated the Audit Committee charter to bring the charter into compliance with the final rules of the SEC and the NASD. The current charter was filed as an appendix to the proxy statement for the 2004 Annual Stockholders’ Meeting and is also available on our website at http://ir.windriver.com/ under the “Corporate Governance” section.

Compensation Committee	The current members of the Compensation Committee are William B. Elmore, Grant M. Inman and Standish H. O’Grady. Mr. Elmore serves as chairman of the Compensation Committee.

In addition to being “independent directors” as defined by the NASD, all members of the Compensation Committee are non-employee, outside directors.

The Compensation Committee met five times during fiscal 2006 and also acted by written consent.

The Compensation Committee assists the Board of Directors in overseeing our management compensation policies and practices, including:

•	determining and approving the compensation of our Chief Executive Officer;

•	reviewing and approving compensation levels for our other executive officers;

•	reviewing and approving management incentive compensation policies and programs;

•	reviewing and approving equity compensation programs for employees, and exercising discretion in the administration of such programs;

•	reviewing policy on executive contracts; and

•	producing an annual report on executive compensation for inclusion in our annual proxy statement.

The Compensation Committee has a charter that is available on our website at http://ir.windriver.com/ under the “Corporate Governance” section.

Nominating Committee

The current members of the Nominating Committee are John C. Bolger, William B. Elmore, Grant M. Inman, Harvey C. Jones and Standish H. O’Grady. Mr. Inman serves as the chairman of the Nominating Committee.

During fiscal 2006, the Nominating Committee met once.

The Nominating Committee:

•	identifies the individuals qualified to become members of the Board consistent with criteria established by the Board;

•	recommends to the Board the persons to be nominated as directors for election at the annual meeting of stockholders; and

•	reviews and recommends to the Board changes to the size and/or composition of the Board and/or committees thereof.

It is the policy of the Nominating Committee to consider nominees recommended by stockholders for election to the Board. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Wind River Systems, Inc., 500 Wind River Way, Alameda, CA 94501, Attn: Secretary, and must include as to each person whom the stockholder proposes to nominate all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. A stockholder’s recommendation to the Secretary must also set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: the name and address of the stockholder, as they appear on our books, and of the beneficial owner; the class and number of shares of Wind River that are owned beneficially and of record by the stockholder and of the beneficial owner; and whether either the stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of our voting shares to elect such nominee(s). Additionally, the stockholder must provide any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in his capacity as a proponent of a stockholder proposal.

Except as may be required by rules promulgated by the NASD or the SEC, there are currently no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there any specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess.

The Nominating Committee has a charter that is available on our website at http://ir.windriver.com/ under the “Corporate Governance” section.

Non-Officer Stock Option Committee	The current member of the Non-Officer Stock Option Committee is Kenneth R. Klein.

During fiscal 2006, the Non-Officer Stock Option Committee acted by written consent fourteen times.

The Non-Officer Stock Option Committee has the authority (subject to limitations, if any, which may be established by the Board) to grant stock options to employees who are not officers of the company, in accordance with our equity compensation plans.

The Non-Officer Stock Option Committee has a charter that is available on our website at http://ir.windriver.com/ under the “Corporate Governance” section.

Audit Committee Financial Expert

The Board of Directors has determined that Mr. Bolger is an “Audit Committee financial expert” as defined in Item 401(h) of Regulation S-K. Mr. Bolger is also “independent” as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. Mr. Bolger is financially sophisticated, as required by the NASD listing standards.

Compensation Committee Interlocks and Insider Participation

During fiscal 2006, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Compensation Committee. None of the members of our Compensation Committee is or was, during fiscal 2006, an officer or employee of Wind River or its subsidiaries.

Communicating with Our Directors

You may contact our Board of Directors by writing to them via regular mail at Board of Directors, c/o Wind River Systems, Inc., 500 Wind River Way, Alameda, CA 94501. If you wish to contact our Board of Directors or any member of the Audit Committee to report questionable accounting or auditing matters you may do so anonymously by using this mailing address and designating the communication as “confidential.”

We handle communications to our Board of Directors in the manner described below:

•	Any stockholder communication that the Board receives will first go to the Vice President, Investor Relations, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log.

•	Unless the communication is marked “confidential,” management will review, summarize and, if appropriate, draft a response to the communication in a timely manner. The summary and response will be in the form of a memo, which will become part of the stockholder communications log that the Investor Relations department maintains with respect to all stockholder communications.

•	Management will then forward the original stockholder communication along with the memo to the Board member(s) (or committee chair if the communication is addressed to a committee) for review.

•	Any stockholder communication marked “confidential” will be logged by the Vice President of Investor Relations as “received” but will not be reviewed, opened or otherwise held by the Vice President of Investor Relations or any other member of management. Such confidential correspondence will be immediately forwarded to the addressee(s) without a memo or any other comment by management.

Director Compensation

Our Board of Directors is comprised of eight members, seven of whom are not currently employees of Wind River. These non-employee directors receive a quarterly retainer of $5,000, $1,500 for each Board meeting attended and $500 for each committee meeting attended. The chairman of each committee of the Board also receives an annual fee of $2,500. In addition, the non-employee directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. Beginning in fiscal 2002, the non-employee directors became eligible to receive health benefits under our health plans available generally to all of our regular employees; four of our non-employee directors receive such benefits and we pay a portion of the premiums for them.

The Board of Directors established the following equity compensation levels for all non-employee directors:

•	Upon election to the Board of Directors, new directors are automatically granted options to purchase 50,000 shares of our Common Stock. These options vest in four equal annual installments.

•	On April 1st of each year, each non-employee director is automatically granted options to purchase 15,000 shares of our Common Stock. These options vest in four equal annual installments but become fully vested on the first anniversary of the date of grant so long as the director attended at least 75% of the meetings of the Board and any committee on which he serves that were held during that year. Under the 2005 Equity Incentive Plan, the option shall automatically terminate on the first anniversary of the grant date if the director fails to attend the requisite number of meetings.

As of June 8, 2005, non-employee director grants are to be made under the 2005 Equity Incentive Plan. Prior to such date, non-employee director grants were made under the 1995 Non-Employee Directors’ Stock Option Plan and/or the 1998 Equity Incentive Plan. All stock options granted to non-employee directors have an exercise price equal to the fair market value of our Common Stock on the date of grant and generally expire ten years from the date of grant. As of April 1, 2006, non-employee directors held outstanding options to purchase an aggregate of 1,371,176 shares under all of our option plans, including options granted to Messrs. Fiddler and Gupta in their capacity as former employees of Wind River.

During the fiscal year ended January 31, 2006, we made the following grants to our current non-employee directors for their service as directors:

Director	Number of Option Shares Granted	Exercise Price Per Share (1)
John C. Bolger	15,000	$15.08
William B. Elmore	15,000	$15.08
Jerry L. Fiddler	15,000	$15.08
Narendra K. Gupta	15,000	$15.08
Grant M. Inman	15,000	$15.08
Harvey C. Jones	15,000	$15.08
Standish H. O’Grady	15,000	$15.08

(1)	Exercise price equals 100% of the fair market value of our Common Stock at the time of grant.

PROPOSAL TWO:

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Based upon the recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to Wind River to audit our consolidated financial statements for the fiscal year ending January 31, 2007.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may hire different independent registered public accounting firms at any time during the year if it determines that such a change would be in the best interests of Wind River and its stockholders.

PricewaterhouseCoopers LLP has audited our financial statements since the fiscal year ended January 31, 1990. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

The aggregate fees billed for professional accounting services by PricewaterhouseCoopers LLP for the fiscal years ended January 31, 2006 and 2005 are as follows:

	Fiscal Year Ended January 31,
	2006	2005
Audit Fees (1)	$1,755,415	$1,479,286
Audit-Related Fees (2)	229,199	191,389
Tax Fees (3)	207,055	401,861
All Other Fees (4)	2,125	11,500

Total Fees	$2,193,794	$2,084,036

(1)	Comprised of fees for audit services and attestation services.
(2)	Comprised of fees for statutory audit services and royalty examinations.
(3)	Comprised of fees for services rendered in connection with technical advice and foreign tax audits.
(4)	Comprised of fees for web-services and, for fiscal 2005, for services rendered in connection with examination of stock option programs.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firms

The Audit Committee has adopted a pre-approval policy which requires the Audit Committee to approve in advance all audit and permissible non-audit services provided by independent registered public accounting firms (“Pre-Approval Policy”). These services may include audit services, audit-related services, tax services and other services. In accordance with the Pre-Approval Policy, each year the Audit Committee must negotiate and approve the terms of engagement of the independent registered public accounting firm, and approve all audit, audit-related, tax and all other non-audit services to be provided to us by the independent registered public accounting firm for the upcoming fiscal year. Also, the Audit Committee must pre-approve any additions to or modifications to the previously approved services in accordance with the Pre-Approval Policy.

Percentage of Audit Fees Pre-Approved

During fiscal 2006, 100% of all audit and permissible non-audit services were pre-approved by the Audit Committee.

Independence of PricewaterhouseCoopers LLP

The Audit Committee has determined that the accounting advice and tax services provided by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Recommended Vote

The Board unanimously recommends that you vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2007.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Under the SEC’s proxy rules, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares.

The following table sets forth certain information as of April 3, 2006, regarding beneficial ownership of our Common Stock by:

•	each person who is known to us to own beneficially more than 5% of our Common Stock;

•	each director and each nominee for election as a director of Wind River;

•	each current and former executive officer named in the Summary Compensation Table of this Proxy Statement; and

•	all of our current directors and officers as a group.

The information on beneficial ownership in the table and the footnotes is based upon our records and the most recent Schedule 13D or 13G filed by each such person and information supplied to us by such person. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares subject to options which are exercisable within 60 days after April 3, 2006 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

	Amount and Nature of Beneficial Ownership (2)
Name and Address of Beneficial Owner (1)	Number of Shares	Percent of Total Outstanding
Mazama Capital Management, Inc. (3)	11,560,699	13.5%
Narendra K. Gupta (4)	4,808,212	5.6%
Jerry L. Fiddler (5)	4,559,134	5.3%
Kenneth R. Klein (6)	1,740,332	2.0%
William B. Elmore (7)	1,469,907	1.7%
John C. Bolger (8)	72,140	*
John J. Bruggeman (9)	45,834	*
Christopher J. Galvin	—	—
Grant M. Inman (10)	219,000	*
Harvey C. Jones (11)	55,000	*
Scot K. Morrison (12)	346,296	*
Standish H. O’Grady (13)	95,000	*
Robert L. Wheaton (14)	263,575	*
Michael W. Zellner (15)	521,905	*
All executive officers and directors as a group (13 persons) (16)	14,196,335	16.6%

*	Less than 1%
(1)	Unless otherwise indicated, the address for all beneficial owners is c/o Wind River Systems, Inc., 500 Wind River Way, Alameda, CA 94501.
(2)	Applicable percentages are based on 85,738,692 shares of Wind River Common Stock outstanding on April 3, 2006, adjusted as required by rules promulgated by the SEC.

(3)	Based on Schedule 13G filed with the SEC on April 3, 2006. The address of the beneficial owner is set forth therein.
(4)	Includes 3,483,236 shares held by the Narendra and Vinita Gupta Living Trust dated 12/2/94, of which Mr. Gupta is a trustee; 920,000 shares held by the Gupta Irrevocable Children Trust, of which Mr. Gupta is also a trustee; and 7,176 shares held in an account benefiting Mr. Gupta’s daughter under the Uniform Gift to Minors Act, of which Mr. Gupta is the custodian. Also includes 397,800 shares subject to stock options exercisable within 60 days after April 3, 2006. Mr. Gupta disclaims beneficial ownership of the shares held in the Gupta Irrevocable Children Trust and held in his daughter’s name.
(5)	Includes 2,667,555 shares held by the Fiddler and Alden Family Trust, of which Mr. Fiddler is a trustee; 295,312 shares held by the Jazem I Family Partners LP—Fund 5, of which Mr. Fiddler is a general partner; 545,625 shares held by Jazem II Family Partners LP, of which Mr. Fiddler is a general partner; 247,953 shares held by Jazem III Family Partners LP, of which Mr. Fiddler is a partner; and 295,313 shares held by Jazem IV Family Partners LP, of which Mr. Fiddler is a partner. Also includes 507,376 shares subject to stock options exercisable within 60 days after April 3, 2006.
(6)	Includes 1,611,998 shares subject to stock options exercisable within 60 days after April 3, 2006.
(7)	Includes 1,114,907 shares held by the Elmore Living Trust, of which Mr. Elmore is a trustee; 15,000 shares held by Elmore Family Investments, LP, of which Mr. Elmore is a partner; 250,000 shares held by Elmore Family Investments #2, of which Mr. Elmore is a partner; and 25,000 shares held by Tevis Partners, LP of which Mr. Elmore is a partner. Also includes 65,000 shares subject to stock options exercisable within 60 days after April 3, 2006.
(8)	Includes 68,000 shares subject to stock options exercisable within 60 days after April 3, 2006.
(9)	Shares subject to stock options exercisable within 60 days after April 3, 2006.
(10)	Includes 99,000 shares held by the Inman Living Trust UAD 5/9/89, of which Mr. Inman is a trustee; and 52,000 shares held by the Grant M. Inman IRA Rollover, of which Mr. Inman is a custodian. Also includes 68,000 shares subject to stock options exercisable within 60 days after April 3, 2006.
(11)	Shares subject to stock options exercisable within 60 days after April 3, 2006.
(12)	Includes 331,826 shares subject to stock options exercisable within 60 days after April 3, 2006.
(13)	Includes 55,000 shares subject to stock options exercisable within 60 days after April 3, 2006.
(14)	Includes 262,500 shares subject to stock options exercisable within 60 days after April 3, 2006.
(15)	Includes 518,958 shares subject to stock options exercisable within 60 days after April 3, 2006.
(16)	Includes 3,987,292 shares subject to stock options held by officers and directors exercisable within 60 days after April 3, 2006.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

Summary Compensation Table

The following table shows for the fiscal years ended January 31, 2006, 2005 and 2004 the compensation of our Chief Executive Officer during the fiscal year ended January 31, 2006, the other four most highly compensated executive officers as of January 31, 2006 and the other officer who would have been among the four most highly compensated had he been an officer as of January 31, 2006:

	Fiscal Year								Long-Term Compensation Awards	All Other Compensation (5)
		Annual Compensation (1)							Securities Underlying Options (#)(4)
Name and Principal Position		Salary		Bonus (2)		Other (3)
Kenneth R. Klein (6) Chairman, President and Chief Executive Officer	2006 2005 2004	$ $ $	500,000 450,000 34,326	$	— 112,500 —	$ $	6,383 2,437 —		400,000 600,000 2,424,000		— — —

John J. Bruggeman (7) Vice President, Marketing and Chief Marketing Officer	2006 2005 2004	$ $	250,000 219,951 —	$	— 32,000 —	$ $	4,380 4,500 —		75,000 300,000 —		— — —

Christopher J. Galvin (8) Former Vice President, Strategy and Corporate Development	2006 2005 2004	$ $ $	249,314 225,000 17,163	$	— 56,000 —	$ $	6,555 5,625 —		— 100,000 200,000		— — —

Scot K. Morrison Vice President, Engineering	2006 2005 2004	$ $ $	267,000 225,000 206,665	$ $	— 84,000 50,000	$ $ $	6,405 4,875 4,779		75,000 100,000 273,976	$ $ $	3,185 3,688 3,166

Robert L. Wheaton (9) Vice President, Worldwide Field Operations	2006 2005 2004	$ $ $	225,000 200,000 89,583	$ $ $	205,497 228,179 119,303		— — —		75,000 100,000 350,000		— — —

Michael W. Zellner Sr. Vice President, Finance and Administration, Chief Financial Officer and Secretary	2006 2005 2004	$ $ $	300,000 260,000 248,250	$ $	— 78,000 75,000	$ $ $	6,400 32,222 62,551	(10) (10)	85,000 370,000 137,500	$ $ $	4,594 5,851 4,539

(1)	In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits received by the individuals listed in the table which are available generally to all salaried employees of Wind River, and certain perquisites and other personal benefits, securities or property received by such individuals which do not exceed the lesser of $50,000 or 10% of any such named executive officer’s annual salary and bonus disclosed in this table.
(2)	Includes bonuses and sales commissions earned in the respective fiscal year and paid the following fiscal year.
(3)	Unless otherwise indicated, the amounts in this column consist of matching contributions made by Wind River under the tax-qualified 401(k) Plan, which provides for broad-based employee participation.
(4)	All options granted have exercise prices equal to 100% of the fair market value of our Common Stock at the time of the grant.
(5)	Amounts represent the cash value compensation of the split-dollar life insurance policy maintained for each individual and the life insurance premiums for each individual. Of the life insurance premiums in fiscal 2006, the following amounts were reported as taxable income to each individual: Mr. Morrison ($549) and Mr. Zellner ($855). The dollar value of the cash value compensation was determined by using the demand loan approach for the benefit provided by the whole life portion of the premium paid by each covered individual.

(6)	Mr. Klein joined Wind River as President, Chief Executive Officer and Chairman of the Board in January 2004.
(7)	Mr. Bruggeman joined Wind River in February 2004.
(8)	Mr. Galvin joined Wind River in January 2004 and resigned in January 2006.
(9)	Mr. Wheaton joined Wind River in June 2003 as Vice President of Worldwide Sales and became Vice President of Worldwide Field Operations in January 2005.
(10)	These amounts consist of Wind River’s matching contributions of $6,150 and $6,151 under the tax-qualified 401(k) Plan for the fiscal years of 2005 and 2004, respectively, and payments for certain home rental expenses incurred by Mr. Zellner.

Option Grants In Fiscal 2006

The following table sets forth information regarding options granted during fiscal 2006 to each of the persons named in the Summary Compensation Table.

Name	Number of Shares Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Per Share Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%	10%
Kenneth R. Klein	400,000	11.10%	$14.49	12/06/12	$2,359,554	$5,498,764
John J. Bruggeman	75,000	2.08%	$14.49	12/06/12	$442,416	$1,031,018
Christopher J. Galvin	—	—	—	—	—	—
Scot K. Morrison	75,000	2.08%	$14.49	12/06/12	$442,416	$1,031,018
Robert L. Wheaton	75,000	2.08%	$14.49	12/06/12	$442,416	$1,031,018
Michael W. Zellner	85,000	2.36%	$14.49	12/06/12	$501,405	$1,168,487

(1)	Options become exercisable as to 25% of the shares subject to the option on the first anniversary of the date of grant and thereafter at a rate of 1/48 of the shares per month and have a term of seven years. The exercise price of all options granted is equal to the fair market value of our Common Stock on the date of grant.
(2)	The potential realizable value is based on the term of the option at its time of grant. In accordance with rules promulgated by the Securities and Exchange Commission, it is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. Unless the market price of Wind River’s Common Stock appreciates over the option term, no value will be realized from these option grants. There can be no assurance that the values shown in this table will be achieved.

Aggregated Option Exercises in Fiscal 2006 and Value of Options at End of Fiscal 2006

The following table sets forth information with respect to persons named in the Summary Compensation Table concerning exercised and unexercised options held as of January 31, 2006.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at End of Fiscal 2006		Value of Unexercised In-the-Money Options at End of Fiscal 2006 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth R. Klein	—	—	1,362,000	2,062,000	$5,337,600	$5,691,600
John J. Bruggeman	33,000	$160,318	89,916	252,084	$341,291	$601,668
Christopher J. Galvin	227,083	$1,253,727	—	—	—	—
Scot K. Morrison	—	—	304,742	243,334	$1,785,989	$750,977
Robert L. Wheaton	—	—	227,083	297,917	$1,157,166	$735,333
Michael W. Zellner	25,000	$204,550	485,625	331,875	$2,084,881	$400,468

(1)	Calculated based on the last sale price of our Common Stock on January 31, 2006 ($13.38) as reported on the Nasdaq National Market.

Certain Relationships and Related Transactions

Employment, Severance and Change of Control Agreements

Other than the employment agreement with Mr. Klein described below, Wind River has not entered into any employment agreements with its executive officers.

Employment Agreement with Kenneth R. Klein. On November 5, 2003, Wind River and Mr. Klein entered into an employment agreement providing for the employment of Mr. Klein as Chairman of the Board of Directors, President and Chief Executive Officer effective as of January 5, 2004. Under the agreement, Mr. Klein is entitled to receive an annualized base salary of $450,000 and an annualized bonus for on-plan performance, as determined by the Compensation Committee of the Board of Directors. The Compensation Committee reviews his base salary and determines the criteria for his cash bonus on an annual basis.

In accordance with the terms of the agreement, upon commencement of his employment, Mr. Klein was granted three stock options to purchase an aggregate of 2,400,000 shares of our Common Stock under the terms and conditions of the 1998 Equity Incentive Plan. The exercise price of the options was $9.15, which was the fair market value (as defined in the 1998 Equity Incentive Plan) of our Common Stock on the date of grant. The three options consist of a standard grant of 2,000,000 shares that vests as to 25% of the shares on the first anniversary of Mr. Klein’s employment and then as to 1/48th of the shares each month. The two grants of 200,000 shares have similar vesting, but have a limitation on exercise tied to our stock price performance.

In the event Mr. Klein’s employment with Wind River is terminated other than for Cause, or if he resigns his employment with Good Reason (as each term is defined in the employment agreement), in each case other than within 12 months of a change of control, Mr. Klein will be entitled to (i) an amount equal to 12 months of Mr. Klein’s base salary as of his termination date plus an amount equal to 100% of his actual bonus for the fiscal year prior to the fiscal year in which the termination occurs, (ii) reimbursement of cost of continued heath insurance coverage, if elected, for a period of 12 months after termination, (iii) additional credits towards the vesting and exercisability of the stock options outlined above, and (iv) 12 months of additional credit towards the vesting and exercisability of all equity awards other than the stock options outlined above. The treatment of Mr. Klein under his employment agreement is consistent with industry practices for other similarly situated chief executives as determined through our regular review of executive compensation practices.

In the event of a Change of Control (as that term is defined in the employment agreement), Mr. Klein would be entitled to (i) an amount equal to 12 months of Mr. Klein’s base salary as of his termination date plus an amount equal to 100% of his actual bonus for the fiscal year prior to the fiscal year in which the termination occurs, (ii) reimbursement of cost of continued health insurance coverage, if elected, for a period of 12 months after termination, and (iii) 100% accelerated vesting and exercisability of all equity awards with respect to our Common Stock. The treatment of Mr. Klein’s cash compensation under his employment agreement in the event of a change in control is considered fair and reasonable and consistent with reasonable practice.

Change in Control Incentive and Severance Benefit Plan. In November 1995, the Compensation Committee of the Board of Directors adopted the Change in Control Incentive and Severance Benefit Plan (the “Change of Control Plan”) to provide an incentive to our officers with the title of Vice President or above in the event of certain change of control transactions, and severance benefits in the event of certain terminations of employment within 12 months of the change of control.

Upon the occurrence of a change of control, all executive officers except the Chief Executive Officer will receive acceleration of vesting for all shares subject to stock options that otherwise would have vested within one year of the date of the change of control. The Chief Executive Officer will receive two years’ worth of accelerated vesting, except to the extent that the option acceleration would create adverse tax consequences for the Chief Executive Officer and Wind River under the golden parachute provisions of Sections 280G and 49999 of the Internal Revenue Code of 1986, as amended, in which case the Chief Executive Officer will have accelerated the maximum number of shares allowed under the golden parachute provisions.

If an executive officer other than the Chief Executive Officer is terminated without Cause or voluntarily terminates with Good Reason (as each term is defined in the Change of Control Plan), within 12 months after a change in control, the executive will receive continued compensation for 12 months (including an estimated bonus amount), continued health insurance for the same period, and accelerated vesting of stock options that otherwise would vest within one year of the date of termination. In addition, for the Chief Executive Officer, any shares that would have received acceleration of vesting on account of the change in control but did not because of the limitation to avoid the golden parachute tax provisions shall receive accelerated vesting on the termination date. If the total severance payments would cause an executive to become liable for golden parachute excise tax payments, then we will pay that executive’s excise tax liability and all other taxes associated with our payment of the excise tax in order to leave the executive in the same after-tax position as if no excise tax had been imposed.

Vice Presidents’ Severance Benefit Plan. In May 2001, the Compensation Committee of the Board of Directors adopted the Vice Presidents’ Severance Benefit Plan (the “Severance Plan”) to provide for the payment of severance benefits to certain eligible employees whose employment with Wind River is involuntarily terminated. The Severance Plan was amended in June 2003. Eligible employees under the Severance Plan are vice president level or above; however, the Chairman of the Board of Directors and the Chief Executive Officer are not eligible under the Severance Plan. Employees who are eligible for benefits under the Change of Control Plan are not eligible under the Severance Plan, with the result that the Severance Plan shall have no eligible employees for a period of 12 months following a “Change of Control” as such term is defined in the Change of Control Plan. The Severance Plan provides that we will (i) make a cash lump sum payment equal to 26 weeks of base salary and (ii) pay the first six months COBRA continuation coverage premium on behalf of the employee, if the employee elects COBRA continuation coverage. All other non-health benefits will terminate as of the employee’s termination date. In order to receive benefits, an employee must execute a general waiver and release, as well as a non-competition agreement. Additionally, no employee is eligible for benefits under the Severance Plan if the employee is involuntarily terminated for reasons related to job performance or if the employee voluntarily terminates his or her employment, including by resignation, retirement or failure to return from a leave of absence as scheduled.

Indemnification and Limitation of Director and Officer Liability

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of Wind River, and otherwise to the full extent permitted under Delaware law and our bylaws.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of a registered class of Wind River’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Wind River. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

We believe, based solely on a review of the copies of such reports furnished to us, that during the fiscal year ended January 31, 2006, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% beneficial owners were timely filed.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The material in this report shall not be deemed to be (i) “soliciting material”, (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. This report shall not be deemed incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference into such filing.

The Compensation Committee of the Board of Directors is responsible for reviewing and approving the total compensation arrangements provided to the Chief Executive Officer and other members of senior management. In addition, the Compensation Committee also reviews and approves various other company compensation policies and matters, and oversees Wind River’s equity incentive plans, including reviewing and approving all stock option grants to our executive officers. The charter of the Compensation Committee reflects these various responsibilities. The Compensation Committee meets several times during the year, and it also considers and takes action by written consent. The Chairman of the Compensation Committee reports on Compensation Committee actions and recommendations at Board meetings. In addition, the Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist the Compensation Committee. Periodically, the Compensation Committee engages its own independent executive compensation consulting firm to assist it in the ongoing evaluation and analysis of Wind River’s executive compensation programs and practices to ensure that they are structured appropriately to achieve our compensation objectives.

The following is the report of the Compensation Committee of the Board with respect to the compensation paid to our executive officers during fiscal 2006. Actual compensation earned during fiscal 2006 by the persons named in the Summary Compensation Table is shown in the Summary Compensation Table. For information about the Compensation Committee, its purpose, members and charter, please see “Information About Our Board Of Directors—Committees of the Board—Compensation Committee.”

Compensation Philosophy and Policies

The objectives of Wind River’s executive compensation policies are to:

•	support Wind River’s primary objective of creating value for its stockholders;

•	attract, retain and reward executive officers who contribute to Wind River’s success;

•	align the financial interests of executive officers who contribute to Wind River’s success;

•	motivate executive officers to achieve Wind River’s business objectives; and

•	reward individual performance.

Elements of Compensation

Compensation for executive officers includes both cash and equity components. In setting the compensation for each executive officer, the Compensation Committee considers the level of compensation paid to executive officers in positions of companies similarly situated in size and products, the responsibility and authority of each position relative to other positions within Wind River, and the individual performance of each executive officer. The Compensation Committee believes that strong financial performance by Wind River, on a sustained basis, is an effective means of enhancing long-term stockholder return. Thus, the Compensation Committee builds in incentives to achieve corporate goals into the compensation structure for each executive officer. With respect to each of the primary components of total compensation specifically, this means:

•	Base salaries paid to executive officers are targeted to be competitive with comparable public technology companies, including companies comparable with respect to financial metrics.

•	Cash bonuses are structured to provide significant variability based on the achievement of financial goals, and provide significant rewards for meeting and exceeding these goals. Bonuses may vary also based upon individual achievement of corporate goals for the area of responsibility and authority of each position.

•	Equity compensation awards are structured to foster managing from the perspective of owners with an equity stake in Wind River, and reward executive officers based upon increasing long-term stockholder value.

Our executive officers’ compensation also includes additional features which are available to most other employees, including a 401(k) plan, employee stock purchase plan, and health and life insurance, some of which are generally based on an individual’s level of annual cash compensation. We do not provide special programs for our executives, compared to our overall workforce, as a way to ensure our programs are aligned for all employees within the company.

During fiscal 2006, the Compensation Committee, with the assistance of an outside compensation consultant, evaluated our current executive officers’ total compensation arrangements. Our executive officers’ compensation arrangements for fiscal 2006 were compared against available data on executive compensation levels and practices as reported in established surveys of executive compensation as well as the publicly reported data for specific, comparable companies. The published survey data included a number of surveys that provide detailed executive compensation data for high-technology companies comparable in size and scope of operations to Wind River. In addition, the Compensation Committee reviewed compensation levels and practices for persons holding comparable positions at certain high-technology companies. These select peer companies are those that Wind River has historically competed with for executive talent within the software industry. The companies used for comparison purposes may, but need not be, included in the Nasdaq Computer and Data Processing Stocks Index.

Overall, the majority of our executive officers were assessed to be competitive with the 50th percentile of the market data for base salaries and the 50th percentile for target total cash (base salary plus target variable cash incentives). Our overall long-term incentive philosophy has been to use stock options, which only rewards the executive when shareholder value is created via stock appreciation. We believe that stock options are an effective way to motivate executives to deliver consistent operational performance to increase the long-term value of the company. Each of these components is discussed in turn below.

Cash Compensation

Base Salary

In establishing base salaries for executive officers, the Compensation Committee considers the comparative data as described above and also an individual executive’s performance, qualifications, experience and level of responsibility. Salaries for executives are reviewed periodically by the Compensation Committee and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, general changes in industry compensation for comparable positions, and our financial performance generally. The weight given each such factor by the Compensation Committee may vary with each individual. At the beginning of fiscal 2006, the Compensation Committee established base salaries for each of the executive officers consistent with this analysis.

Annual Cash Incentive Awards

The executive officers are eligible to participate in an annual cash bonus program. The Compensation Committee believes cash incentive awards serve to motivate our executive officers to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The Compensation Committee establishes the goals for the plan based on the annual operating plan approved by the Board of Directors each year to ensure alignment of business goals and priorities.

In April 2005, the Compensation Committee approved criteria for cash bonuses for fiscal 2006 for the executive officers, including the Chief Executive Officer, based upon achievement by Wind River in fiscal 2006 of a certain level of bookings and operating profit, calculated on a non-GAAP basis. At the end of fiscal 2006, each executive officer would be eligible to receive a certain percentage, determined by the level of achievement by Wind River of these fiscal 2006 goals, of the total cash bonus for which such individual was eligible. However, the actual amount to be received by each executive officer would remain subject to adjustment at the discretion of the Compensation Committee based upon each individual executive officer’s performance in fiscal 2006. In fiscal 2006, Wind River did not achieve the threshold level of bookings and operating profit metrics required to fund any corporate bonus awards. The Compensation Committee therefore determined that no executive officer, including the Chief Executive Officer, would receive a cash bonus for fiscal 2006.

Equity Compensation

Ownership of our Common Stock is a key element of executive compensation. Our officers and other employees are eligible to participate in the 2005 Equity Incentive Plan, as well as the Employee Stock Purchase Plan. The 2005 Equity Incentive Plan was established to provide employees, including executive officers, an opportunity to share, along with the stockholders of Wind River, in Wind River’s long-term performance. The 2005 Equity Incentive Plan permits the Board or the Compensation Committee to grant stock options, stock purchase rights and Common Stock equivalents to employees, including executive officers, on such terms as the Board or the Compensation Committee may determine. The Compensation Committee has authority to grant and administer stock options to all of our employees. The Non-Officer Stock Option Committee may also grant options to all employees, other than officers and directors. The Compensation Committee considers, periodically, the grant of stock-based compensation to all officers as well as grants to new officers. Such grants are made on the basis of a subjective analysis of individual performance, our financial performance, and the number of shares subject to the executive’s existing options, as well as whether the executive’s existing options are in-the-money or underwater.

In December 2005, the Compensation Committee approved grants of stock option awards to each of the named executive officers with the intention of providing annual equity incentive opportunities to the executive officers. Grants to executives and employees generally vest according to the following schedule: twenty-five percent of the shares subject to the option vest after one year of service following the vesting start date and 1/48 of the shares subject to the option vest each month thereafter.

Wind River also has an employee stock purchase plan that permits employees to acquire our Common Stock through payroll deductions. This plan is intended to promote broad-based equity participation throughout Wind River.

The Compensation Committee believes that these stock plans and the equity participation of the executive officers align the interests of the executive officers with the long-term interests of the stockholders, particularly in light of the stock option exchange program that occurred in fiscal 2004 and recent stock price appreciation. This action helped us restructure our overhang and incentive program to be sensitive to our stockholders concerns for managing dilution as well as our compensation objectives to motivate and retain our employees.

The Compensation Committee has actively examined the potential impact of impending changes in the financial accounting treatment of equity compensation arrangements on Wind River’s reported financial results. The Compensation Committee, along with management, have continued to evaluate the financial and employee relations impact of equity compensation along with industry trends and competitive practices to determine how to best utilize equity in support of Wind River’s primary objective of creating value for its stockholders.

In line with this objective, the Compensation Committee recommended, and the Board of Directors and stockholders approved, the adoption of the 2005 Equity Incentive Plan. This new plan replaced Wind River’s former equity compensation plans with a new, unified plan that provides maximum flexibility in structuring equity awards in the new post-expensing environment while managing the overall dilutive impact to stockholders.

During fiscal 2006 Wind River continued to more aggressively manage the overall share usage in the 2005 Equity Incentive Plan to be responsible to our stockholders and in fiscal 2006 issued options for shares equal to only 3.2% of its total outstanding shares of common stock.

401(k) Plan

We also maintain a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all employees. We make an employer matching contribution equal to 50% of an employee’s salary contributions up to a total of 6% of that employee’s compensation. These matching contributions are made in the form of Wind River Common Stock and become vested over a four-year period. Our executives are eligible to participate in the 401(k) Plan in a manner consistent with all other employees.

Section 162(m)

The Compensation Committee has considered the potential future effects of Section 162(m). Section 162(m) limits the deductibility by public companies of certain executive compensation in excess of $1 million per executive per year, but excludes from the calculation of such $1 million limit certain elements of compensation, including performance-based compensation, provided that certain requirements are met. None of our executive officers approached the $1 million limit in fiscal 2006 nor is any expected to approach such limit in fiscal 2006. However, the provisions of Section 162(m) merit current consideration because certain forms of equity awards which are not structured to meet the “performance-based” exception could be included in the calculation of the executive officers’ compensation.

This result can be avoided if the plans under which such options or other equity awards are granted comply with certain requirements at the time of grant, including administration by a committee consisting solely of two or more outside directors and stockholder approval of the terms of the plan, including approval of an annual limit stated in the plan on the number of shares with respect to which options may be granted to any employee. There are additional specific requirements for option grants and certain other equity awards to qualify as “performance-based”. Our 1998 Equity Incentive Plan was designed and administered to meet these requirements for stock options. In addition, the 2005 Equity Incentive Plan has been designed to meet those requirements for stock options as well as other forms of performance-based awards.

Fiscal 2006 Chief Executive Officer Compensation

Our executive compensation philosophy is that base salary and cash bonuses should reflect our overall financial and non-financial performance and that non-cash compensation should be closely aligned with stockholder interests. In setting our Chief Executive Officer’s compensation, the Compensation Committee, in addition to considering the factors described above, also considers data reflecting comparative compensation information from other companies.

Kenneth Klein has served as President and Chief Executive Officer since January 2004. Mr. Klein was paid a base salary of $500,000 in fiscal 2006, as approved by the Compensation Committee. Mr. Klein did not receive a cash bonus in fiscal 2006, as determined in accordance with the criteria established by the Compensation Committee at the beginning of fiscal 2006 and consistent with the determination for all executive officers.

In December 2005, Mr. Klein was granted an option to purchase 400,000 shares of Wind River Common Stock under the terms and conditions of our Equity Plan. Twenty-five percent of the shares subject to this option shall vest after one year of service following the vesting start date and 1/48 of the shares subject to the option shall vest each month thereafter. The Compensation Committee made this grant in recognition of Mr. Klein’s leadership in achieving certain operational and strategic goals.

The Compensation Committee believes that Mr. Klein’s compensation for fiscal 2006 and his ownership of Wind River Common Stock are reasonable and appropriate, and provide him with significant incentives to maximize shareholder value.

Respectfully submitted by:

THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

William B. Elmore, Chairman

Grant M. Inman

Standish H. O’Grady

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report shall not be deemed to be (i) “soliciting material”, (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. This report shall not be deemed incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference into such filing.

The following is the report of the Audit Committee of the Board of Directors with respect to our audited financial statements for the year ended January 31, 2006, which include our consolidated balance sheets as of January 31, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the twelve months ended January 31, 2006, 2005 and 2004 and the notes thereto:

1)	The Audit Committee has reviewed and discussed our audited financial statements with management;

2)	The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards); and

3)	The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as may be modified or supplemented, and has discussed with PricewaterhouseCoopers LLP its independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended January 31, 2006 for filing with the SEC.

Respectfully submitted by:

THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

John C. Bolger, Chairman

Grant M. Inman

Harvey C. Jones

PERFORMANCE GRAPH

The material in this report shall not be deemed to be (i) “soliciting material”, (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. This report shall not be deemed incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference into such filing.

The following graph shows a comparison of cumulative returns for Wind River’s Common Stock, the Nasdaq Stock Market (United States) Index and the Nasdaq Computer and Data Processing Stocks Index on January 31, 2001, and at the end of fiscal years 2002 through 2006. The graph assumes an investment of $100 in each of Wind River’s Common Stock, Nasdaq Stock Market (United States) Index and Nasdaq Computer and Data Processing Stocks Index and that all dividends were reinvested. No dividends have been declared or paid on our Common Stock. Historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG WIND RIVER SYSTEMS, INC.,

THE NASDAQ STOCK MARKET (U.S.) INDEX AND

THE NASDAQ COMPUTER & DATA PROCESSING INDEX

*	$100 invested on 1/31/01 in stock or index-including reinvestment of dividends. Fiscal year ending January 31.

	Cumulative Total Return
	1/01	1/02	1/03	1/04	1/05	1/06
WIND RIVER SYSTEMS, INC.	100.00	47.42	8.97	22.05	33.03	35.21
NASDAQ STOCK MARKET (U.S.)	100.00	71.63	50.03	78.03	78.06	88.09
NASDAQ COMPUTER & DATA PROCESSING	100.00	75.31	52.40	70.76	75.13	84.89

OTHER MATTERS

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

Michael W. Zellner

Secretary

Alameda, California

May 1, 2006

RECEIVE FUTURE WIND RIVER SYSTEMS, INC. PROXY MATERIALS VIA THE INTERNET:

Consider receiving future Wind River Systems, Inc. Annual Report and Proxy materials in electronic form rather than in printed form. While voting via the internet at www.proxyvote.com, click the button “Enroll in Electronic Delivery” and follow the instructions to give your consent and thereby save Wind River the future costs of producing, distributing and mailing those materials. Accessing Wind River’s Annual Report and Proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies. If you do not consent to access Wind River’s Annual Report and Proxy materials via the Internet, you will continue to receive them in the mail.

WIND RIVER SYSTEMS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2006

The undersigned stockholder of Wind River Systems, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 1, 2006, and hereby appoints Kenneth Klein and Michael W. Zellner, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Wind River Systems, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Wind River Systems, Inc. to be held at 500 Wind River Way, Alameda, California on Wednesday, June 14, 2006 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. FOR ANY AND ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY SHALL BE VOTED WITH DISCRETIONARY AUTHORITY.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(To be Signed on Reverse Side)

500 WIND RIVER WAY ALAMEDA, CA 94501

TO VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Standard Time on June 13, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Standard Time on June 13, 2006. Have your proxy card in hand when you call and then follow the instructions.

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Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Wind River Systems, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

THE INTERNET AND TELEPHONE VOTING FACILITIES WILL CLOSE AT 11:59 P.M. EASTERN STANDARD TIME ON JUNE 13, 2006. IF YOU HAVE VOTED OVER THE INTERNET OR BY TELEPHONE, DO NOT MAIL BACK YOUR PROXY CARD.

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WIND RIVER SYSTEMS, INC.

The Board of Directors recommend a vote FOR the nominees listed below in Proposal 1 and FOR Proposal 2. Vote On Directors
1. To elect eight directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. The nominees are as follows:		For All	Withhold All	For All Except	To withhold authority to vote for any nominee(s), mark “For All Except” and write the nominee’s member on the line below.

(01) John C. Bolger (02) William B. Elmore (03) Jerry L. Fiddler (04) Narendra K. Gupta	(05) Grant M. Inman (06) Harvey C. Jones (07) Kenneth Klein (08) Standish H. O’Grady	☐	☐	☐

Vote on Proposal					For	Against	Abstain

2. To ratify the selection of PricewaterhouseCoopers LLP as the independent accountants for Wind River Systems, Inc. for the fiscal year ending January 31, 2007.					☐	☐	☐

In their discretion, the holders of this proxy are authorized to vote at the Annual Meeting of Stockholders upon such other business that may properly come before the meeting or any continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present.

Please sign exactly as your name appears hereon. If the stock is registered in the name of two or more persons, each should sign. If signer is a corporation or partnership, sign in full corporate or partnership name by authorized officer or person. When signing as an attorney-in-fact, executor, administrator, trustee or guardian, include full title as such.

For address changes, please check this box and write them on the back where indicated.	☐

		YES	NO
HOUSEHOLDING ELECTION - If you have not previously provided your consent, mark “YES” to receive certain future stockholder documents in a single package per household. Mark “NO” if you do not want to participate.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date